UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 11, 2013 (February 11, 2013)

MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-50056	05-0527861
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

4200 Stone Road Kilgore, TX 75662
(Address of principal executive offices)(Zip code)

Registrant's telephone number, including area code: (903) 983-6200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act     (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
          The information included or incorporated by reference in Item 2.03 of this Current Report on Form 8-K (this “Report”) is incorporated by reference into this Item 1.01 of this Report.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Notes Offering
          On February 11, 2013, Martin Midstream Partners L.P. (the “Partnership”), Martin Midstream Finance Corp. (“FinCo” and, together with the Partnership, the “Issuers”) entered into (i) an Indenture, dated as of February 11, 2013 (the “Indenture”), among the Issuers, certain subsidiary guarantors (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and (ii) a Registration Rights Agreement, dated as of February 11, 2013 (the “Registration Rights Agreement”), among the Issuers, the Guarantors and Wells Fargo Securities, LLC, RBC Capital Markets, LLC, RBS Securities Inc., SunTrust Robinson Humphrey, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of a group of initial purchasers (collectively, the “Initial Purchasers”), in connection with a private placement to eligible purchasers of $250 million in aggregate principal amount of the Issuers' 7.250% senior unsecured notes due 2021 (the “Notes”).
     Indenture
          Interest and Maturity
          On February 11, 2013, the Issuers issued the Notes pursuant to the Indenture in a transaction exempt from registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act. The Notes will mature on February 15, 2021. The interest payment dates are February 15 and August 15, beginning on August 15, 2013.
          Optional Redemption
          Prior to February 15, 2016, the Issuers have the option on any one or more occasions to redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture, at a redemption price of 107.250% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date of the Notes with the proceeds of certain equity offerings. Prior to February 15, 2017, the Issuers may on any one or more occasions redeem all or a part of the Notes at the redemption price equal to the sum of (i) the principal amount thereof, plus (ii) a make whole premium at the redemption date, plus accrued and unpaid interest, if any, to the redemption date. On or after February 15, 2017, the Issuers may on any one or more occasions redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount) equal to 103.625% for the twelve-month period beginning on February 15, 2017, 101.813% for the twelve-month period beginning on February 15, 2018 and 100.00% for the twelve-month period beginning on February 15, 2019 and at any time thereafter, plus accrued and unpaid interest, if any, to the applicable redemption date on the Notes.
          Certain Covenants
          The Indenture restricts the Partnership's ability and the ability of certain of its subsidiaries to: (i) sell assets including equity interests in our subsidiaries; (ii) pay distributions on, redeem or repurchase our units or redeem or repurchase our subordinated debt; (iii) make investments; (iv) incur or guarantee additional indebtedness or issue preferred units; (v) create or incur certain liens; (vi) enter into agreements that restrict distributions or other payments from our restricted subsidiaries to us; (vii) consolidate, merge or transfer all or substantially all of our assets; (viii) engage in transactions with affiliates; (ix) create unrestricted subsidiaries; (x) enter into sale and leaseback transactions; or (xi) engage in certain business activities. These covenants are subject to a number of important exceptions and qualifications. If the Notes achieve an investment grade rating from each of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services and no Default (as defined in the Indenture) has occurred and is continuing, many of these covenants will terminate.
          Events of Default
          The Indenture provides that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by the Partnership to comply with certain covenants relating to asset sales, repurchases of the Notes upon a change of control and mergers or consolidations; (iv) failure by the Partnership for 180 days after notice to comply with its reporting obligations under the Securities Exchange Act of 1934; (v) failure by the Partnership for 60 days after notice to comply with any of the other agreements in the Indenture; (vi) default under any mortgage, indenture or instrument governing any indebtedness for money borrowed or guaranteed by the Partnership or any of its restricted subsidiaries, whether such indebtedness or guarantee now exists or is created after the date of the Indenture, if such default: (a) is caused by a payment default; or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of the indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or acceleration of maturity, aggregates $20.0 million or more, subject to a cure provision; (vii) failure by the Partnership or any of its restricted subsidiaries to pay final judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any subsidiary guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force or effect, or any Guarantor, or any person acting on behalf of any Guarantor, denies or disaffirms its obligations under its subsidiary guarantee; and (ix) certain events of bankruptcy, insolvency or reorganization described in the Indenture with respect to the Issuers or any of the Partnership's restricted subsidiaries that is a significant subsidiary or any group of restricted subsidiaries that, taken together, would constitute a significant subsidiary of the Partnership. Upon a continuing Event of Default, the Trustee, by notice to the Issuers, or the holders of at least 25% in principal amount of the then outstanding Notes, by notice to the Issuers and the Trustee, may declare the Notes immediately due and payable, except that an Event of Default resulting from entry into a bankruptcy, insolvency or reorganization with respect to the Issuers, any restricted subsidiary of the Partnership that is a significant subsidiary or any group of its restricted subsidiaries that, taken together, would constitute a significant subsidiary of the Partnership, will automatically cause the Notes to become due and payable.
     Registration Rights Agreement
          Under the Registration Rights Agreement, the Issuers and the Guarantors shall cause to be filed with the Securities and Exchange Commission a registration statement with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act. The Issuers and the Guarantors will use their commercially reasonable efforts to cause such exchange offer registration statement to become effective under the Securities Act. In addition, the Issuers and the Guarantors will use their commercially reasonable efforts to cause the exchange offer to be consummated not later than 360 days after February 11, 2013. Under some circumstances, in lieu of, or in addition to, a registered exchange offer, the Issuers and the Guarantors have agreed to file a shelf registration statement with respect to the Notes. The Issuers and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Notes under the Registration Rights Agreement.
Miscellaneous
          The descriptions set forth above are qualified in their entirety by the Indenture and the Registration Rights Agreement, which are filed with this Report as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.
Item 8.01. Other Events.
          On February 11, 2013, the Partnership issued a press release announcing the closing of the Notes offering. A copy of the Partnership's press release announcing the closing of the Notes offering is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits.

EXHIBIT
NUMBER		DESCRIPTION
4.1	—	Indenture, dated as of February 11, 2013, by and among the Partnership, FinCo, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee.
4.2	—	Registration Rights Agreement, dated as of February 11, 2013, by and among the Partnership, FinCo, the Guarantors named therein and the Initial Purchasers named therein.
99.1	—	Press release dated February 11, 2013.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.
	By:	Martin Midstream GP LLC, Its General Partner
Date: February 11, 2013	By:	/s/ Robert D. Bondurant
Robert D. Bondurant, Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION
4.1	—	Indenture, dated as of February 11, 2013, by and among the Partnership, FinCo, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee.
4.2	—	Registration Rights Agreement, dated as of February 11, 2013, by and among the Partnership, FinCo, the Guarantors named therein and the Initial Purchasers named therein.
99.1	—	Press release dated February 11, 2013.